                                                                    EXHIBIT 10.5


================================================================================


                                CREDIT AGREEMENT


                           dated as of March 25, 1999

                                  by and among


                          EDUTREK INTERNATIONAL, INC.,

                                  as Borrower,

                                      and


                           FIRST UNION NATIONAL BANK
                                   as Lender

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1 DEFINITION............................................................................................  1
         SECTION 1.1 Definitions................................................................................  1
         SECTION 1.2 General.................................................................................... 12
         SECTION 1.3 Other Definitions and Provisions........................................................... 13

ARTICLE 2 REVOLVING CREDIT FACILITY............................................................................. 13
         SECTION 2.1 Revolving Credit Loans..................................................................... 13
         SECTION 2.2 Procedure for Advances of Loans............................................................ 13
         SECTION 2.3 Repayment of Loans......................................................................... 14
         SECTION 2.4 Note....................................................................................... 14
         SECTION 2.5  Permanent Reduction of the Commitment..................................................... 14
         SECTION 2.6 Use of Proceeds............................................................................ 14

ARTICLE 3 LETTER OF CREDIT FACILITY............................................................................. 15
         SECTION 3.1 L/C Commitment............................................................................. 15
         SECTION 3.2 Procedure for Issuance of Letters of Credit................................................ 15
         SECTION 3.3 Commissions and Other Charges.............................................................. 15
         SECTION 3.4 Reimbursement Obligation of the Borrower................................................... 16
         SECTION 3.5 Obligations Absolute....................................................................... 16
         SECTION 3.6 Effect of Application...................................................................... 17

ARTICLE 4 GENERAL LOAN PROVISIONS............................................................................... 17
         SECTION 4.1 Interest................................................................................... 17
         SECTION 4.2 Fees....................................................................................... 18
         SECTION 4.3 Manner of Payment.......................................................................... 18
         SECTION 4.4 Crediting of Payments and Proceeds......................................................... 18
         SECTION 4.5 Changed Circumstances...................................................................... 19
         SECTION 4.6 Capital Requirements....................................................................... 19
         SECTION 4.7 Taxes...................................................................................... 20

ARTICLE 5 CLOSING; CONDITIONS OF CLOSING AND BORROWING.......................................................... 21
         SECTION 5.1 Closing.................................................................................... 21
         SECTION 5.2 Conditions to Closing and Initial Extensions of Credit..................................... 21
         SECTION 5.3 Conditions to All Loans and Letters of Credit.............................................. 23

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BORROWER........................................................ 24
         SECTION 6.1 Representations and Warranties............................................................. 24
         SECTION 6.2 Survival of Representations and Warranties Etc............................................. 30

ARTICLE 7 FINANCIAL INFORMATION AND NOTICES..................................................................... 31
         SECTION 7.1 Financial Statements and Projections........................................................31

         SECTION 7.2 Officer's Compliance Certificate........................................................... 32
         SECTION 7.3 Accountants' Certificate................................................................... 32
         SECTION 7.4 Other Reports.............................................................................. 32
         SECTION 7.5 Notice of Litigation and Other Matters..................................................... 32
         SECTION 7.6 Accuracy of Information.................................................................... 33

ARTICLE 8 AFFIRMATIVE COVENANTS................................................................................. 34
         SECTION 8.1 Preservation of Corporate Existence and Related Matters.................................... 34
         SECTION 8.2 Maintenance of Property.................................................................... 34
         SECTION 8.3 Insurance.................................................................................. 34
         SECTION 8.4 Accounting Methods and Financial Records................................................... 34
         SECTION 8.5 Payment and Performance of Obligations..................................................... 34
         SECTION 8.6 Compliance With Laws and Approvals......................................................... 35
         SECTION 8.7 Environmental Laws......................................................................... 35
         SECTION 8.8 Compliance with ERISA...................................................................... 35
         SECTION 8.9 Compliance With Agreements................................................................. 35
         SECTION 8.10 Conduct of Business....................................................................... 35
         SECTION 8.11 Visits and Inspections.................................................................... 35
         SECTION 8.12 Additional Guarantors..................................................................... 36
         SECTION 8.13 Year 2000 Compliance...................................................................... 36
         SECTION 8.14 Further Assurances........................................................................ 36

ARTICLE 9 FINANCIAL COVENANTS................................................................................... 36
         SECTION 9.1. Net Worth................................................................................. 36
         SECTION 9.2. Fixed Charge Coverage Ratio............................................................... 37
         SECTION 9.3. Leverage Ratio............................................................................ 37
         SECTION 9.4. Rent Expense Ratio........................................................................ 37
         SECTION 9.5. Ratio of Actual to Budgeted Revenues...................................................... 37
                                         --------
         SECTION 9.6. Quarterly Rent Expense Ratio.............................................................. 37

ARTICLE 10 NEGATIVE COVENANTS................................................................................... 37
         SECTION 10.1 Limitations on Debt....................................................................... 37
         SECTION 10.2 Limitations on Liens...................................................................... 38
         SECTION 10.3 Limitations on Loans. Advances. Investments and Acquisitions.............................. 39
         SECTION 10.4 Limitations on Mergers and Liquidation.................................................... 39
         SECTION 10.5 Limitations on Sale of Assets............................................................. 40
         SECTION 10.6 Limitations on Dividends and Distributions................................................ 40
         SECTION 10.7 Limitations on Exchange and Issuance of Capital Stock..................................... 40
         SECTION 10.8 Transactions with Affiliates.............................................................. 41
         SECTION 10.9 Certain Accounting Changes................................................................ 41
         SECTION 10.10 Restrictive Agreements................................................................... 41
         SECTION 10.11 Flight Enterprises....................................................................... 41

ARTICLE 11 DEFAULT AND REMEDIES................................................................................  41
         SECTION 11.1 Events of Default........................................................................  41
         SECTION 11.2 Remedies.................................................................................  43
         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc..........................................  44

ARTICLE 12 MISCELLANEOUS.......................................................................................  45
         SECTION 12.1 Notices..................................................................................  45
         SECTION 12.2 Expenses; Indemnity......................................................................  46
         SECTION 12.3 Set-off..................................................................................  46
         SECTION 12.4 Governing Law............................................................................  47
         SECTION 12.5 Consent to Jurisdiction..................................................................  47
         SECTION 12.6 Binding Arbitration: Waiver of Jury Trial................................................  47
         SECTION 12.7 Reversal of Payments.....................................................................  48
         SECTION 12.8 Injunctive Relief; Punitive Damages......................................................  48
         SECTION 12.9 Accounting Matters.......................................................................  49
         SECTION 12.10 Successors and Assigns: Confidentiality.................................................  49
                                               ---------------
         SECTION 12.11 Amendments, Waivers and Consents........................................................  49
         SECTION 12.12 Performance of Duties...................................................................  50
         SECTION 12.13 All Powers Coupled with Interest........................................................  50
         SECTION 12.14 Survival of Indemnities.................................................................  50
         SECTION 12.15 Titles and Captions.....................................................................  50
         SECTION 12.16 Severability of Provisions..............................................................  50
         SECTION 12.17 Counterparts............................................................................  50
         SECTION 12.18 Term of Agreement.......................................................................  50

EXHIBITS
Exhibit A   -  Form of Note
Exhibit B   -  Form of Notice of Borrowing
Exhibit C   -  Form of Notice of Account Designation
Exhibit D   -  Form of Notice of Prepayment
Exhibit E   -  Form of Officer's Certificate

SCHEDULES
Schedule 6.1(a)   -    Jurisdictions of Organization and Qualification
Schedule 6.1(b)   -    Subsidiaries and Capitalization
Schedule 6.1(f)   -    Taxes
Schedule 6.1(g)   -    Intellectual Property
Schedule 6.1(i)   -    ERISA Plans
Schedule 6.1(l)   -    Material Contracts
Schedule 6.1(m)   -    Labor and Collective Bargaining Agreements
Schedule 6.1(u)   -    Debt and Contingent Obligations
Schedule 6.1(v)   -    Litigation
Schedule 9.5      -    Budget
Schedule 10.2     -    Existing Liens
Schedule 10.3     -    Existing Loans, Advances and Investments

                               CREDIT AGREEMENT

     CREDIT AGREEMENT, dated as of the 25/th/ day of March, 1999, by and among EDUTREK INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the "Borrower") and FIRST UNION NATIONAL BANK, as the lender (the "Lender").

                             STATEMENT OF PURPOSE
                             --------------------

     The Borrower has requested, and the Lender has agreed, to extend a revolving credit facility to the Borrower on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                  ARTICLE 1.

                                  DEFINITIONS
                                  -----------

     SECTION 1.1    Definitions. The following terms when used in this
                    -----------
Agreement shall have the meanings assigned to them below:

     "Adjusted Funded Debt" means the sum of (a) principal amount of Funded Debt
      --------------------
outstanding on such date plus (b) the product of (i) Scheduled Real Property
                         ----
Rental Expense payable during the twelve (12) month period commencing with the first day of the month in which calculation date falls multiplied by (ii) six
(6).

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended or modified from time
      ---------
to time.

     "Applicable Law" means all applicable provisions of constitutions,
      --------------
statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Application" means an application, in the form specified by the Lender
      -----------
from time to time, requesting the Lender to issue a Letter of Credit.

     "Available Commitment" means at any time, an amount equal to the excess, if
      --------------------
any, of (a) the Commitment over (b) the sum of (i) the outstanding principal amount of the Loans plus (ii) the outstanding principal or face amount of the
                    ----
L/C Obligations.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the
      ---------
Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take
                   ----
effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 4.1(a).

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Atlanta, Georgia and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Asset" means, with respect to the Borrower and its Subsidiaries,
      -------------
any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Lease" means, with respect to the Borrower and its Subsidiaries,
      -------------
any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Stock" means (a) in the case of a corporation, corporate stock;
      -------------
(b) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of equity interests; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) any securities convertible into or exchangeable for any of the foregoing or any warrants, rights or options to acquire any of the foregoing.

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Article 5 shall be satisfied or waived in all respects in a manner acceptable to the Lender, in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended or supplemented from time to time.

     "Commitment" means the obligation of the Lender to make Loans to, or to
      ----------
issue Letters of Credit for the account of, the Borrower hereunder in an aggregate principal at any time outstanding not to exceed $10,000,000, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Contingent Obligation" means, with respect to the Borrower and its
      ---------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent
                                       --------
Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Credit Facility" means the revolving credit facility established pursuant
      ---------------
to Article 2 hereof and the and the letter of credit facility established pursuant to Article 3 hereof.

     "Debt" means, with respect to the Borrower and its Subsidiaries at any date
      ----
and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables or operating leases arising in the ordinary course of business , (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" means any of the events specified in Section 11.1 which with the
      -------
passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      --------------
currency of the United States.

     "EBITDA" means, with respect to Borrower and its consolidated Subsidiaries,
      ------
for any period of calculation and without duplication, the sum of (i) Net Income of Borrower and its consolidated Subsidiaries for such period, plus (ii)
                                                               ----
Interest Expense paid or accrued during such period, plus (iii) depreciation and
                                                     ----
amortization expense deducted during such period in calculating Net Income of Borrower and its consolidated Subsidiaries, plus (iv) the income taxes
                                            ----
paid or payable in cash by Borrower and its consolidated Subsidiaries in respect of such period, calculated in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "EBITDAR" means, with respect to Borrower and its consolidated
      -------
Subsidiaries, for any period of calculation, the sum of EBITDA of Borrower and its consolidated Subsidiaries plus all Total Real Property Rental Expense paid
                              ----
or accrued during such period, calculated in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Event of Default" means any of the events specified in Section 11.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Lender and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Lender. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Atlanta time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries
      -----------
ending on December 31 of each year.

     "Fixed Charges" means, with respect to Borrower and its consolidated
      -------------
Subsidiaries, as of any calculation date and without duplication, the sum of (a) consolidated Interest Expense of Borrower and its consolidated Subsidiaries paid or payable during the twelve (12) month period ending on or most recently ended prior to such date plus (b) consolidated Scheduled Real Property Rental Expense
                   ----
payable during the twelve (12) month period commencing with the first day of the month in which calculation date falls plus (c) principal payments on Funded Debt
                                      ----
of Borrower or of its Subsidiaries scheduled to be made during the twelve (12) month period commencing with the first day of the month in which calculation date falls, plus (d) an amount equal to twenty percent (20%) of the outstanding
            ----
balance of the Loans, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, at any date of determination thereof,
      ---------------------------
the ratio of (a) an amount equal to (i) consolidated EBITDAR of Borrower and its consolidated Subsidiaries for the twelve (12) month period ending on or most recently ended prior to such date, less (ii) dividend and other distributions
                                   ----
made to shareholders made during the twelve (12) month period ending on or most recently ended prior to such date, less (iii) the income tax expense of Borrower
                                   ----
and its consolidated Subsidiaries for the twelve (12) month period ending on or most recently ended prior to such date less (iv) all cost and expense to
                                       ----
repurchase, redeem or otherwise acquire or retire Capital Stock of Borrower incurred by Borrower or any of its consolidated Subsidiaries during the twelve
(12) month period ending on or most recently ended prior to such date (including, but not limited to, any such repurchases, redemptions or acquisitions made pursuant to Section 10.6(c)hereof) to (b) Fixed Charges as of such date.

     "Flight Enterprises" means Flight Enterprises, LLC, a North Carolina
      ------------------
limited liability company and Subsidiary of Borrower.

     "Funded Debt" shall mean, for any Person, collectively, (a) the aggregate
      -----------
principal amount of Debt for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Debt outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such Debt is created within one year of the expiration of such agreement; (c) all obligations of such Person as lessee under Capital Leases; (d) all debt, obligations or other liabilities of such Person with respect to letters of credit issued for such Person's account; (e) Debt that is such by virtue of clause (e) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Debt for Money Borrowed; and (f) Debt that is such by virtue of clause (g) of the definition thereof, and (g) any other Debt bearing interest or carrying a similar payment requirement (including any Debt issued at a discount to its face amount), calculated in all cases for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantors" means each of Borrower's Subsidiaries which is organized or
      ----------
formed under the laws of the United States or of any political subdivision thereof or any territory thereof.

     "Guaranty" means that certain Guaranty executed and delivered by each of
      --------
the Guarantors in favor of Lender guaranteeing the payment and performance of the Obligations.

     "Hazardous Materials" means any substances or materials (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate
      -----------------
swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Interest Expense" means, for any period and without duplication, the
      ----------------
aggregate of all interest expense deducted in computing Net Income of Borrower and its consolidated Subsidiaries for such period.

     "L/C Commitment" means Four Million Dollars ($4,000,000).
      --------------

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.4.

     "Lender" means First Union National Bank, a national banking association,
      ------
and its successors and assigns.

     "Lender's Office" means the office of the Lender specified in or determined
      ---------------
in accordance with the provisions of Section 12.1.

     "Letters of Credit" shall have the meaning assigned thereto in Section
      -----------------
3.1(a).

     "Leverage Ratio" means, for Borrower and its consolidated Subsidiaries at
      --------------
any date of determination thereof, the ratio of (a) Adjusted Funded Debt of Borrower and its consolidated Subsidiaries as of such date of determination, to
(b) EBITDAR of Borrower and its consolidated Subsidiaries for the twelve (12) month period ending on or most recently ended prior to such date, determined in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "LIBOR Market Index Rate" means, for any day, the rate for 1-month U.S.
      -----------------------
dollar deposits as reported on Telerate page 3750 of the Telerate Service as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means any revolving loan made to the Borrower pursuant to Section
      ----
2.1, and all such Loans collectively as the context requires.

     "Loan Documents" means, collectively, this Agreement, the Note, any Hedging
      --------------
Agreement executed by Lender or any of its Affiliates, the Applications, the Security Documents and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "Material Adverse Effect" means, with respect to the Borrower or any of its
      -----------------------
Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

     "Material Contract" means (a) any contract or other agreement, written or
      -----------------
oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Income" means, for Borrower and its consolidated Subsidiaries, the net
      ----------
income (or loss) of Borrower and its Subsidiaries for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves and all other proper deductions, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

          (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Borrower or any Subsidiary of the Borrower;

          (b) the net income (or net loss) of any Person not a Subsidiary of Borrower in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such net income has actually been received by Borrower or such Subsidiary in the form of cash dividends or similar distributions;

          (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period;

          (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of any Capital Assets, provided that there shall also be excluded any related charges for taxes thereon;

          (e) any net gain arising from the collection of the proceeds of any insurance policy;

          (f) any write-up of any asset or non-recurring write-down of any asset; and

          (g)  any other extraordinary item.

     "Net Worth" shall mean total stockholders' equity for the Borrower and its
      ---------
Subsidiaries, calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

     "Note" means the Revolving Credit Note made by the Borrower payable to the
      ----
order of the Lender, substantially in the form of Exhibit A hereto, evidencing
                                                  ---------
the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.2(b).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section
      -------------------
2.2(a).

     "Notice of Prepayment" shall have the meaning assigned thereto in Section
      --------------------
2.3(b).

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to the Lender or any Affiliate of the Lender under any Hedging Agreement and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lender, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, the Note, any Letter of Credit or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 7.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.7(b).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "Person" means an individual, corporation, partnership, association, trust,
      ------
business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, limited liability company, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pledge Agreement" means that certain Stock Pledge Agreement executed and
      ----------------
delivered by Borrower and certain of the Guarantors in favor of Lender as security for the Obligations and granting to Lender a first priority Lien on 100% of the shares of Capital Stock of each domestic

Subsidiary of Borrower and in 66% of the shares of Capital Stock of each foreign Subsidiary of Borrower.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union, as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Projections" shall have the meaning given such term is Section 6.1(p)
      -----------
hereof.

     "Reimbursement Obligation" means the obligation of the Borrower to
      ------------------------
reimburse the Lender pursuant to Section 3.4 for amounts drawn under Letters of Credit.

     "Revenues" shall mean, for any period, the net revenues of Borrower and its
      --------
Subsidiaries for such period, prior to the deduction of costs and expenses for such period, calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Scheduled Real Property Rental Expense" means, with respect to Borrower
      --------------------------------------
and its consolidated Subsidiaries, as of any calculation date therefor and for any period of calculation, all amounts, whether or not denominated as "rent," scheduled to be payable by Borrower or any of its consolidated Subsidiaries during such period to the lessor under a lease for offices, classrooms, real property or other premises, including, without limitation, base rent, percentage rent and operating cost escalation.

     "Security Agreement" means that certain Security Agreement executed and
      ------------------
delivered by Borrower and each Guarantor in favor of Lender as security for the Obligations and granting to Lender a first priority Lien on substantially all of the assets of the Borrower and the Guarantors.

     "Security Documents" means the collective reference to the Guaranty, the
      ------------------
Security Agreement, the Pledge Agreement, and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

     "Solvent" means, as to the Borrower and its Subsidiaries on a particular
      -------
date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subsidiary" means as to any Person, any corporation, partnership or other
      ----------
entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); provided, however, that Middle East
                                             --------  -------
Colleges, Ltd. shall be deemed a Subsidiary for purposes of this Agreement. Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Taxes" shall have the meaning assigned thereto in Section 4.7(a).
      -----

     "Termination Date" means the earliest of (a) April 30, 2001, (b) the date
      ----------------
of termination by the Borrower pursuant to Section 2.5(a), and (c) the date of termination by the Lender pursuant to Section 11.2(a).

     "Termination Event" means:  (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "Total Real Property Rental Expense" means, with respect to Borrower and
      ----------------------------------
its Consolidated Subsidiaries, for any period of calculation, all amounts, whether or not denominated as "rent," payable by Borrower or any of its consolidated Subsidiaries to the lessor under a lease for offices, classrooms, real property or other premises, including, without limitation, base rent, percentage rent and operating cost escalation, during such period.

     "Uniform Customs" the Uniform Customs and Practice for Documentary Credits
      ---------------
(1994 Revision), International Chamber of Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the State of
      ---
Georgia.

     "United States" means the United States of America.
      -------------

     "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the
      ------------
shares of Capital Stock of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     "Year 2000 Compliant" shall mean, as to any computer software or other
      -------------------
processing device, that such software or devices:

          (a) are able, without delay, error, invalid or incorrect results, premature endings or interruption, to consistently and correctly recognize, handle, accept, sort, manipulate, calculate, display, store, retrieve, access, compare and process date, year and time data and information before, between, during and after January 1, 1999, September 9, 1999, December 31, 1999, January 1, 2000, February 29, 2000, March 1, 2000 and any other date after December 31, 1999 (all of the foregoing being collectively defined as the "Relevant Dates"), including, but not limited to, accepting any date, year or time data, and performing calculations or other operations or functions on dates, years or times or portions of dates, years or times and without delay, error, invalid or incorrect results, premature endings or interruption;

          (b) before, between, during and after any of the Relevant Dates, function accurately in accordance with any applicable documentation or other materials and without delay, interruption, premature endings, error, incorrect or invalid results or changes in operations associated with the occurrence of any of the Relevant Dates or the advent of any new century, year, leap year or any other date, year or time related matter;

          (c) consistently and accurately responds to, stores and provides output of two-digit year data or six-digit date data, and properly resolves any ambiguity as to century or year in a disclosed, defined and predetermined manner;

          (d) will not be adversely affected in any manner by the advent of the year 2000 A.D. or the passing or transition of any year, century or other Relevant Date; and,

          (e) consistently, correctly, accurately, unambiguously and without delay, error, invalid or incorrect results, premature endings or interruption, receives, provides, processes and interfaces date, year and time data between software, applications, hardware, firmware, equipment, embedded chips or other applicable items, in a disclosed, defined and predetermined manner.

     SECTION 1.2    General.  Unless otherwise specified, a reference in this
                    -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Atlanta time" shall refer to the applicable time of day in Atlanta, Georgia.

     SECTION 1.3    Other Definitions and Provisions.
                    --------------------------------

     (f)  Use of Capitalized Terms. Unless otherwise defined therein, all
          ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Note and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (g)  Miscellaneous. The words "hereof", "herein" and "hereunder" and words
          -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE 2.

                           REVOLVING CREDIT FACILITY
                           -------------------------

     SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions
                    ----------------------
of this Agreement, Lender agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2 provided, that the aggregate
                                            --------
principal amount of all outstanding Loans (after giving effect to any amount requested), when aggregated with the outstanding principal amount of the L/C Obligations, shall not exceed the Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

     SECTION 2.2    Procedure for Advances of Loans.
                    -------------------------------

     (a)  Requests for Borrowing. The Borrower shall give the Lender irrevocable
          ----------------------
prior written notice in the form attached hereto as Exhibit B (a "Notice of
                                                    ---------
Borrowing") not later than 11:00 a.m. (Atlanta time) on the same Business Day as each Loan, of its intention to borrow, specifying (i) the date of such borrowing, which shall be a Business Day, (ii) the amount of such borrowing, which shall be in an aggregate principal amount of at least $100,000 or a whole multiple of $10,000 in excess thereof. Notices received after 11:00 a.m. (Atlanta time) shall be deemed received on the next Business Day.

     (b)  Disbursement of Loans.  Not later than 2:00 p.m. (Atlanta time) on the
          ---------------------
proposed borrowing date, Lender will make available to the Borrower the proceeds of the Loan. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form of Exhibit C hereto (a "Notice of Account
                                         ---------
Designation") delivered by the Borrower to the Lender or may be otherwise agreed upon by the Borrower and the Lender from time to time.

     SECTION 2.3    Repayment of Loans.
                    ------------------

     (a)  Repayment on Termination Date. The Borrower shall repay the
          -----------------------------
outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

     (b)  Optional Repayments. The Borrower may at any time and from time to
          -------------------
time repay the Loans, in whole or in part, upon delivery of notice, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and
                   ---------
amount of repayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of at least $100,000 or a whole multiple of $10,000 in excess thereof.

     SECTION 2.4    Note. The Loans and the obligation of the Borrower to repay
                    ----
the Loans shall be evidenced by a Note executed by the Borrower payable to the order of the Lender representing the Borrower's obligation to pay the Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made to the Borrower hereunder, plus interest and all other fees, charges and
                                ----
other amounts due thereon. The Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.5    Permanent Reduction of the Commitment.
                    -------------------------------------

     (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Lender, to permanently reduce, in whole at any tune or in part from time to time, without premium or penalty, the Commitment in an aggregate principal amount not less than $100,000 or any whole multiple of $10,000 in excess thereof.

     (b)  Each permanent reduction permitted or required pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the sum of the aggregate outstanding Loans plus the outstanding L/C Obligations after such reduction to the Commitment as so reduced. Any reduction of the Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Lender for all L/C Obligations).

     SECTION 2.6    Use of Proceeds. The Borrower shall use the proceeds of the
                    ---------------
Loans (a) to finance the acquisition of Capital Assets, (b) repayment of the existing Debt of Borrower owed to NationsBank, N.A., and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions.

                                  ARTICLE 3.

                           LETTER OF CREDIT FACILITY
                           -------------------------

     SECTION 3.1    L/C Commitment.    Subject to the terms and conditions
                    --------------
hereof, the Lender agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Lender; provided, that the Lender shall have
                                          --------
no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $10,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Georgia. The Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2    Procedure for Issuance of Letters of Credit.  The Borrower
                    -------------------------------------------
may from time to time request that the Lender issue a Letter of Credit by delivering to the Lender at the Lender's Office an Application therefor, completed to the satisfaction of the Lender, and such other certificates, documents and other papers and information as the Lender may request. Upon receipt of any Application, the Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article 5 hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Lender and the Borrower. The Lender shall furnish to the Borrower a copy such Letter of Credit promptly following the issuance of such Letter of Credit.

     SECTION 3.3    Commissions and Other Charges.
                    -----------------------------

     (a) The Borrower shall pay to the Lender a letter of credit commission with respect to each Letter of Credit in an amount equal to two and three-fourths percent (2.75%) per annum on the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower and on the Termination Date.

     (b) In addition to the foregoing commission, the Borrower shall pay the Lender any and all processing, administrative and similar fees charged generally by the Lender in connection with the issuance of Letters of Credit.

     SECTION 3.4    Reimbursement Obligation of the Borrower. The Borrower
                    ----------------------------------------
agrees to reimburse the Lender within 24 hours each date on which the Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Lender in connection with such payment. Each such payment shall be made to the Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article 3 from the date such amounts accrue or are drawn at the rate payable on the Loans pursuant to Section 4.1 hereof and on all such amounts which are not paid when due (whether at stated maturity, by acceleration or otherwise) at the rate which would be payable on any outstanding Loans which were then overdue. If the Borrower fails to timely reimburse the Lender on the date the Borrower receives the notice referred to in this Section 3.4, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Lender requesting a Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article 5, the Lender shall make a Loan in such amount, the proceeds of which shall be applied to reimburse the Lender for the amount of the related drawing and costs and expenses.

     SECTION 3.5    Obligations Absolute.  The Borrower's obligations under
                    --------------------
this Article 3 (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Lender that the Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Lender to the Borrower. The responsibility of the Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.6    Effect of Application.  To the extent that any provision
                    ---------------------
of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.


                                  ARTICLE 4.

                            GENERAL LOAN PROVISIONS
                            -----------------------

     SECTION 4.1    Interest.
                    --------

     (a)  Interest Rate. Subject to the provisions of this Section 4.1, the
          -------------
aggregate principal amount of the Loans or any portion thereof shall bear interest at the LIBOR Market Index Rate plus 2.75%, as that rate may change from
                                        ----
day to day in accordance with changes in the LIBOR Market Index Rate.

     (b)  Circumstances Affecting LIBOR Market Index Rate Availability. If the
          ------------------------------------------------------------
Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Lender, then the Lender shall forthwith give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal amounts of the Loan or any portion thereof, shall bear interest at the Base Rate.

     (c)  Laws Affecting LIBOR Market Index Rate Availability.  If, after the
          ---------------------------------------------------
date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to quote or maintain Loans based on the LIBOR Market Index Rate, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal amounts of the Loan or any portion thereof, shall bear interest at the Base Rate.

     (d)  Default Rate. Upon the occurrence and during the continuance of an
          ------------
Event of Default, all outstanding Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable. Interest shall continue to accrue on the Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e)  Interest Payment and Computation. Interest shall be payable in arrears
          --------------------------------
on the last Business Day of each month commencing March 31, 1999. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate
         ------------
of all amounts deemed interest hereunder or under the Note charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall, at the Lender's option, promptly refund to the Borrower any interest received by Lender in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     SECTION 4.2      Fees.
                      ----

     (a) Unused Fee.  Commencing on the Closing Date, the Borrower shall pay to
         ----------
the Lender a non-refundable unused fee at a rate per annum equal to one-half of one percent ( 1/2 of 1%) on the average daily Available Commitment. The unused fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 1999, and on the Termination Date.

     (b) Closing Fee. The Borrower shall pay to the Lender a non-refundable
         -----------
closing fee equal to $100,000, payable at closing. Such fee is to compensate Lender for the costs associated with the organization, structuring, processing, approving and closing of the transactions contemplated by this Agreement. Such fee shall be fully earned upon payment and shall not be subject to proration or rebate for any reason whatsoever.

     SECTION 4.3      Manner of Payment. Each payment by the Borrower on account
                      -----------------
of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lender under this Agreement or any Note shall be made not later than 1:00 p.m. (Atlanta time) on the date specified for payment under this Agreement to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Atlanta time) on such day shall be deemed a payment on such date for the purposes of
Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Atlanta time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     SECTION 4.4      Crediting of Payments and Proceeds.  In the event that the
                      ----------------------------------
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lender upon the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Note and any termination payments due in respect of a Hedging Agreement with Lender or any of its Affiliates, then to the principal amount of the Note and Reimbursement Obligations and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

     SECTION 4.5      Increased Costs.  If, after the date hereof, the
                      ---------------
introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

          (a) shall subject the Lender to any tax, duty or other charge with respect to the Note, Letter of Credit or Application or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Note, Letter of Credit or Application, any Loan or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of the Lender or of Lender's Office imposed by the jurisdiction in which the Lender is organized or is or should be qualified to do business or where Lender's Office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender or shall impose on the Lender or the foreign exchange and interbank markets any other condition affecting the Note, any Loan, Letter of Credit or Application;

and the result of any of the foregoing is to increase the costs to the Lender of maintaining any Loan or issuing any Letter of Credit or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of a Loan or Letter of Credit or Application, then the Lender shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle the Lender to compensation pursuant to this Section 4.5; provided, that
                                                                 --------
the Lender shall incur no liability whatsoever to the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the Lender's sole discretion, based upon the LIBOR Market Index Rate, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical. A certificate of the Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender shall be forwarded to the Borrower and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.6      Capital Requirements. If either (a) the introduction of,
                      --------------------
or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, Lender or any corporation controlling the Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower by the Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.7      Taxes.

     (a)  Payments Free and Clear.  Any and all payments by the Borrower
          -----------------------
hereunder or under the Note or in respect of any Letter of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) income and franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof and (ii) income and franchise taxes imposed by the jurisdiction of the Lender's Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note or any Letter of Credit, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.7) the Lender receives an amount equal to the amount it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.7(d).

     (b)  Stamp and Other Taxes. In addition, the Borrower shall pay any present
          ---------------------
or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c)  Indemnity. The Borrower shall indemnify the Lender for the full amount
          ---------
of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.7) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

     (d)  Evidence of Payment. Within thirty (30) days after the date of any
          -------------------
payment of Taxes or Other Taxes, the Borrower shall furnish to the Lender, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Lender.

     (e)  Survival. Without prejudice to the survival of any other agreement of
          --------
the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.7 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                  ARTICLE 5.

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     SECTION 5.1      Closing.  The closing shall take place at the offices of
                      -------
Troutman Sanders LLP at 9:00 a.m. on March 25, 1999, or on such other date as the parties hereto shall mutually agree.

     SECTION 5.2      Conditions to Closing and Initial Loan.  The obligation
                      --------------------------------------
of the Lender to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a)  Executed Loan Documents. This Agreement, the Note, the Security
          -----------------------
Documents, and the Loan Documents, shall have been duly authorized, executed and delivered to the Lender by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Lender.

     (b)  Closing Certificates; etc.
          -------------------------

          (i)   Officer's Certificate of the Borrower. The Lender shall have
                -------------------------------------
received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

          (ii)  Certificate of Secretary of the Borrower. The Lender shall have
                ----------------------------------------
received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party.

          (iii) Certificate of Secretary of Guarantors. The Lender shall have
                --------------------------------------
received a certificate of the secretary or assistant secretary of each Guarantor certifying that attached thereto is a true and complete copy of the certificate or articles of incorporation, articles of organization or comparable document of such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation; that attached thereto is a true and complete copy of the bylaws, operating agreement or similar document or agreement of such Guarantor as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors, managers, members or comparable body of such Guarantor authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Guarantor executing Loan Documents to which it is a party.

          (iv)  Certificates of Good Standing. The Lender shall have received
                --------------- -------------
certificates (long-form, where available) as of a recent date of the good standing of the Borrower and each Guarantor under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower or such Guarantor is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

          (v)   Opinions of Counsel. The Lender shall have received favorable
                -------------------
opinions of counsel to the Borrower and the Guarantor addressed to the Lender with respect to the Borrower, the Loan Documents and such other matters as the Lender shall request.

     (c)  Consents; Defaults.
          ------------------

          (i)   Governmental and Third Party Approvals. All necessary approvals,
                --------------------------------------
authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

          (ii)  No Injunction. Etc.  No action, proceeding, investigation,
                ------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lender's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iii) No Event of Default. No Default or Event of Default shall have
                -------------------
occurred and be continuing.

     (d)  Financial Matters.
          -----------------

          (i)   Financial Statements. The Lender shall have received the most
                --------------------
recent audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries and the most recent unaudited consolidated and consolidating financial statements of Borrower and its Subsidiaries, all in form and substance satisfactory to the Lender.

          (ii)  Payment at Closing. There shall have been paid by the Borrower
                ------------------
to the Lender the fees set forth or referenced in Section 4.2 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (e)  Miscellaneous.

          (i)   Notice of Borrowing. The Lender shall have received a Notice of
                -------------------
Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

          (ii)  Proceedings and Documents. All opinions, certificates and other
                -------------------------
instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender. The Lender shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lender, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii) Due Diligence and Other Documents. The Borrower shall have
                ---------------------------------
delivered to the Lender such other documents, certificates and opinions as the Lender reasonably requests.

     SECTION 5.3      Conditions to All Loans and All Letters of Credit.
                      -------------------------------------------------
The obligations of the Lender to make any Loan or to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

     (a)  Continuation of Representations and Warranties. The representations
          ----------------------------------------------
and warranties contained in Article 6 shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

     (b)  No Existing Default. No Default or Event of Default shall have
          -------------------
occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

     (c)  No Material Adverse Change.  Since November 30, 1998, there shall not
          --------------------------
have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of Borrower or its Subsidiaries, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of Borrower or any of its Subsidiaries subsequent to the making of such Loan to Borrower.


                                  ARTICLE 6.

                REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                ----------------------------------------------

     SECTION 6.1      Representations and Warranties.  To induce the Lender to
                      ------------------------------
enter into this Agreement, to make the Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Lender that:

     (a)  Organization; Power; Qualification. Each of the Borrower and its
          ----------------------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business are described on Schedule 6.1(a).
                                          ---------------

     (b)  Ownership. Each Subsidiary of the Borrower is listed on Schedule
          ---------                                               --------
6.1(b).  The capitalization of the Borrower and its Subsidiaries consists of the
------
number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding
                                                ---------------
shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each are described on Schedule 6.1(b). There are no
                                                ---------------
outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Borrower or its Subsidiaries, except as described on Schedule 6.1(b).
             ---------------

     (c)  Authorization of Agreement, Loan Documents and Borrowing. Each of the
          --------------------------------------------------------
Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d)  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
          --------------------------------------------------------------------
The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e)  Compliance with Law; Governmental Approvals.  Each of the Borrower and
          -------------------------------------------
its Subsidiaries (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in material compliance with each Governmental Approval applicable to it and in material compliance with all other Applicable Laws relating to it or any of its respective properties.

     (f)  Tax Returns and Payments. Except as set forth on Schedule 6.1(f)
          ------------------------
hereto, each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g)  Intellectual Property Matters. Schedule 6.1(g) attached hereto
          -----------------------------  ---------------
contains a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other intellectual property rights of the Borrower and its Subsidiaries that are registered with any Governmental Authority as of the Closing Date. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h)  Environmental Matters
          ---------------------

          (i) The properties of the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, and (B) could give rise to material liability to Borrower or any of its Subsidiaries under, applicable Environmental Laws;

          (ii) Such properties and all operations conducted by Borrower and its Subsidiaries in connection therewith are in compliance in all material respects, and have been in compliance in all material respects, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or which would give rise to material liability to Borrower or any of its Subsidiaries under applicable Environmental Laws;

          (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Hazardous Materials have not been transported or disposed of by or on behalf of Borrower or its Subsidiaries from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to, liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

          (vi) There has been no release, or to the best of the Borrower's knowledge, no threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to a material liability to Borrower or any of its Subsidiaries under Environmental Laws.

     (i)  ERISA.
          -----

          (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);
                         ---------------

          (ii) the Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (j)  Margin Stock.  Neither the Borrower nor any Subsidiary thereof is
          ------------
engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or of the Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     (k)  Government Regulation.  Neither the Borrower nor any Subsidiary
          ---------------------
thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l)  Material Contracts.  Schedule 6.1(l) sets forth a complete and
          ------------------   ---------------
accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after
                     ---------------
giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Lender a true and complete copy of each Material Contract requested by Lender or its counsel.

     (m)  Employee Relations.  Each of the Borrower and its Subsidiaries has a
          ------------------
stable work force in place and is not, except as set forth on Schedule 6.1(m),
                                                              ---------------
party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     (n)  Burdensome Provisions.  Neither the Borrower nor any Subsidiary
          ---------------------
thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o)  Financial Statements.  The (i) consolidated balance sheets of the
          --------------------
Borrower and its Subsidiaries as of May 31, 1998 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and
(ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of November 30, 1998 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p)  Projections. The forecasted consolidated and consolidating financial
          -----------
statements of Borrower and its Subsidiaries, consisting of consolidated and consolidating balance sheets, income statements and cash flow statements for Borrower and its Subsidiaries, giving effect to the consummation of the transactions contemplated by this Agreement, covering the two-year period commencing on the date hereof and prepared on a quarterly basis for the first year and on an annual basis thereafter (the "Projections"): (i) are based on reasonable estimates and assumptions; and (ii) reflected, as of the date prepared, and continue to reflect, as of the date of this Agreement, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby.

     (q)  No Material Adverse Change.  Since December 31, 1998, there has been
          --------------------------
no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (r)  Solvency.  As of the Closing Date and after giving effect to each Loan
          --------
made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

     (s)  Titles to Properties.  Each of the Borrower and its Subsidiaries has
          --------------------
such leasehold title to the real property leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 6.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Neither the Borrower nor any of its Subsidiaries owns any real property.

     (t)  Liens.  None of the properties and assets of the Borrower or any
          -----
Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.2 hereof.

     (u)  Debt and Contingent Obligations. Schedule 6.1(u) is a complete and
          -------------------------------  ---------------
correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries in excess of $1,000,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

     (v)  Litigation.  Except as set forth on Schedule 6.1(v), there are no
          ----------                          ---------------
actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     (w)  Absence of Defaults.  No event has occurred or is continuing which
          -------------------
constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (x)  Year 2000 Compliance. Borrower and its Subsidiaries have adopted and
          --------------------
implemented a plan which, no later than October 31, 1999, in the case of the billing system for the Los Angeles campus, and not later than August 31, 1999, in all other cases, and at all times thereafter, will cause all software and other processing capabilities of Borrower and each of its Subsidiaries to be Year 2000 Compliant.

     (y)  Flight Enterprises.  The aggregate value of the assets of Flight
          ------------------
Enterprises is less than $1,000 and Flight Enterprises is not engaged in the active conduct of any business.

     (z)  Accuracy and Completeness of Information.  All written information,
          ----------------------------------------
reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lender were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Lender by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2      Survival of Representations and Warranties Etc.  All
                      ----------------------------------------------
representations and warranties set forth in this Article 6 and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.


                                  ARTICLE 7.

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all the Obligations have been paid and satisfied in full, all Letters of Credit have expired or been terminated and the Commitment has been terminated, unless the prior written consent of the Lender has been obtained, the Borrower will furnish or cause to be furnished to the Lender at Lender's Office or such other office as may be designated by the Lender from time to time:

     SECTION 7.1      Financial Statements and Projections.
                      ------------------------------------

     (a)  Quarterly Financial Statements. As soon as practicable and in any
          ------------------------------
event within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of operations and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP (except as to the absence of footnotes) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b)  Annual Financial Statements.  As soon as practicable and in any event
          ---------------------------
within one hundred and five (105) days after the end of each Fiscal Year, audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited consolidated and consolidating statements of operations and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Lender in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

     (c)  Annual Business Plan and Financial Projections.  As soon as
          ----------------------------------------------
practicable and in any event prior to the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statements, statements of cash flows and balance sheets and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such four (4) quarter period.

     SECTION 7.2      Officer's Compliance Certificate.  At each time
                      --------------------------------
financial statements are delivered pursuant to Sections 7.1(a) or (b) and at such other times as the Lender shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit
                                                                        -------
E attached hereto (an "Officer's Compliance Certificate").
-

     SECTION 7.3      Accountants' Certificate.  At each time financial
                      ------------------------
statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Lender:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article 9 hereof as at the end of each respective period.

     SECTION 7.4      Other Reports.
                      -------------

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

     (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

     SECTION 7.5      Notice of Litigation and Other Matters.  Prompt (but
                      --------------------------------------
in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof:

     (d) any attachment, judgment, lien, levy or order exceeding $250,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (g)  any event which makes any of the representations set forth in Section
6.1 inaccurate in any material respect.

     SECTION 7.6      Accuracy of Information.  All written information, reports
                      -----------------------
statements and other papers and data furnished by or on behalf of the Borrower to the Lender (other than financial forecasts) whether pursuant to this Article 7 or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE 8.

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full, all Letters of Credit have expired or been terminated and the Commitment has been terminated, unless the prior written consent of the Lender has been obtained, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 8.1      Preservation of Corporate Existence and Related Matters.
                      -------------------------------------------------------
Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 8.2      Maintenance of Property.  Protect and preserve all
                      -----------------------
properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 8.3      Insurance.  Maintain insurance with financially sound
                      ---------
and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 8.4      Accounting Methods and Financial Records.  Maintain a
                      ----------------------------------------
system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 8.5      Payment and Performance of Obligations.  Pay and perform
                      --------------------------------------
all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item
           --------
described in the foregoing clauses (a) or (b) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 8.6   Compliance With Laws and Approvals. Observe and remain in
                   ----------------------------------
compliance with all Applicable Laws in all material respects and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 8.7   Environmental Laws.  In addition to and without limiting the
                   ------------------
generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Lender, and its parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney 's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 8.8   Compliance with ERISA. In addition to and without limiting
                   ---------------------
the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Lender upon the Lender's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Lender.

     SECTION 8.9   Compliance With Agreements. Comply in all respects with each
                   --------------------------
term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract.

     SECTION 8.10  Conduct of Business. Engage only in businesses in
                   -------------------
substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 8.11  Visits and Inspections. Permit representatives of the
                   ----------------------
Lender, from time to time during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 8.12  Additional Guarantors.  Cause each Person which becomes
                   ---------------------
a Subsidiary of Borrower after the Closing Date, promptly following such Person's becoming a Subsidiary, to execute a joinder agreement, in form and substance satisfactory to Lender (a "Joinder Agreement"), pursuant to which such new Subsidiary shall become a party to the Guaranty, the Security Agreement, and the Pledge Agreement, and to execute such other agreements, documents, instruments and financing statements as the Lender shall require to ensure that such new Subsidiary has guaranteed the Obligations hereunder and to ensure that the Lender has a perfected, first priority security interest in all of the assets, whether real or personal, tangible or intangible, of such new Subsidiary, and cause the Borrower and its other Subsidiaries to execute such consents and acknowledgments as the Lender may require in connection therewith.

     SECTION 8.13  Year 2000 Compliance.  Cause, on or prior to October 31,
                   --------------------
1999, in the case of the billing system for the Los Angeles, California campus, and on or prior to August 31, 1999, in all other case, and in all cases at all times thereafter, all software and other processing capabilities of Borrower and its Subsidiaries to be Year 2000 Compliant.

     SECTION 8.14  Further Assurances. Make, execute and deliver all such
                   ------------------
additional and further acts, things, deeds and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lender its rights under this Agreement, the Note, the Letters of Credit and the other Loan Documents.


                                  ARTICLE 9.

                              FINANCIAL COVENANTS
                              -------------------

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full, all Letters of Credit have expired or been terminated and the Commitment has been terminated, unless the prior written consent of the Lender has been obtained, the Borrower and its Subsidiaries on a consolidated basis will not:

     SECTION 9.1.  Net Worth.  Permit at any time its  Net Worth to be less
                   ---------
than an amount equal to (a) in the case of the fiscal quarter of Borrower ending March 31, 1999, $36,000,000; or (b) for any subsequent fiscal quarter, an amount equal to the sum of (i) the Net Worth required pursuant to this Section 9.1 as of the last day of the immediately preceding fiscal quarter of Borrower plus
                                                                        ----
(ii) 50% of the Borrower's Net Income (if positive) for such fiscal quarter plus
                                                                            ----
(iii) 75% of the net proceeds received by Borrower from the issuance of its Capital Stock during such fiscal quarter, calculated in each case on a consolidated basis for Borrower and its consolidated Subsidiaries in accordance with GAAP.

     SECTION 9.2.  Fixed Charge Coverage Ratio.  As of any fiscal quarter end,
                   ---------------------------
commencing with the fiscal quarter ending March 31, 2000, permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00.

     SECTION 9.3.  Leverage Ratio.  As of any fiscal quarter end, commencing
                   --------------
with the fiscal quarter ending March 31, 2000, permit Borrower's Leverage Ratio to be more than 5.00 to 1.00.

     SECTION 9.4.  Rent Expense Ratio. As of the last day of any fiscal
                   ------------------
quarter, commencing with the fiscal quarter ending March 31, 2000, permit the ratio of (a) Borrower's Scheduled Real Property Rent Expense for the next succeeding twelve (12) month period to (b) Borrower's Revenues for the twelve month period then ending, to be greater than 0.120 to 1.000.

     SECTION 9.5.  Ratio of Actual to Budgeted Revenues. For the period from
                   ------------------------------------
the Closing Date to and including Decenber 31, 1999, permit Borrower's Revenues for each fiscal quarter to be less than ninety percent (90%) of the revenues budgeted by Borrower for such fiscal quarter in the budget set forth on SCHEDULE
9.5 hereto.

     SECTION 9.6.  Quarterly Rent Expense Ratio. As of the last day of any
                   ----------------------------
fiscal quarter ending on or after the Closing Date but prior to January 1, 2000, permit the ratio of (a) Borrower's Scheduled Real Property Rent Expense for the next succeeding fiscal quarter to (b) Borrower's Revenues for the fiscal quarter then ending, to be greater than 0.135 to 1.000.

                                  ARTICLE 10.

                              NEGATIVE COVENANTS
                               ------------------

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full, all Letters of Credit have expired or been terminated and the Commitment has been terminated, unless the prior written consent of the Lender has been obtained, the Borrower has not and will not permit any of its Subsidiaries to:

     SECTION 10.1  Limitations on Debt. Create, incur, assume or suffer to
                   -------------------
exist any Debt or Contingent Obligations except:

     (a)  the Obligations;

     (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Lender;

     (c) Debt (i) existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(u) and the renewal and
                                   ---------------
refinancing (but not the increase) thereof plus (ii) additional purchase money
                                           ----
Debt of the Borrower and its Subsidiaries or Debt incurred in connection with Capital Lease in an aggregate outstanding amount not to exceed, in the case of this clause (ii), $4,000,000, during the Fiscal Year of Borrower ending December 31, 1999, and $8,000,000 in the aggregate during the term of this Agreement; and

     (d) intercompany Debt between the Borrower and any Guarantor or between Guarantors;

provided, that none of the Debt permitted to be incurred by this Section shall
--------
restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 10.2  Limitations on Liens. Create, incur, assume or suffer to
                   --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals or similar Liens imposed by law incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations and deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under insurance policies;

     (d) Liens of the Lender;

     (e) Liens not otherwise permitted by this Section 10.2 and in existence on the Closing Date and described on Schedule 10.2; and
                                  -------------

     (f) Liens securing Debt permitted under Section 10.1(c)(ii); provided that
                                                                  --------
(i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed ninety percent (90%) of the original purchase price of such property at the time it was acquired.

     SECTION 10.3  Limitations on Loans. Advances, Investments and Acquisitions.
                   ------------------------------------------------------------
Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

     (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.3;
                                                      -------------

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the
                                                           --------
aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

     (c) investments made by Borrower or any Subsidiary in any Guarantor; and

     (d) loans and advances made to employees in an aggregate principal amount not to exceed $100,000 at any one time outstanding.

     SECTION 10.4  Limitations on Mergers and Liquidation. Merge, consolidate or
                   --------------------------------------
enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Wholly-Owned Subsidiary of the Borrower may merge with any other Wholly-Owned Subsidiary of the Borrower which is also a Guarantor;

     (b) any Wholly-Owned Subsidiary may merge into the Person in connection with an acquisition consented by Lender in accordance with Section 10.3; provided that the Person surviving such merger (i) is a Wholly-Owned Subsidiary
--------
and (ii) executes and delivers all instruments, documents and agreements required by Section 8.12 hereof; and

     (c) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower which is a Guarantor.

     SECTION 10.5  Limitations on Sale of Assets. Convey, sell, lease, assign,
                   -----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of the Borrower which is a Guarantor or any of its Subsidiaries and having an aggregate value of not greater than $750,000;

     (c) the transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower pursuant to Section 10.4(c); and

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

     SECTION 10.6  Limitations on Dividends and Distributions. Declare or pay
                   ------------------------------------------
any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, or make any change in its capital structure; provided that:
                                                                --------

     (a) the Borrower or any Subsidiary may pay dividends in shares of its own Capital Stock;

     (b) any Subsidiary may pay cash dividends to the Borrower or to any Wholly-Owned Subsidiary of Borrower; and

     (c) the Borrower may purchase up to one million shares of its common stock for an aggregate purchase price not to exceed $1,000,000 during the Fiscal Year ending December 31, 1999 and not to exceed $5,000,000 in the aggregate during the term of this Agreement; provided, however, that at the time of such
                            --------  -------
purchase, and giving effect thereto, there does not exist a Default or Event of Default.

     SECTION 10.7  Limitations on Exchange and Issuance of Capital Stock.
                   -----------------------------------------------------
Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 10.8  Transactions with Affiliates. Directly or indirectly: (a)
                   ----------------------------
make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Lender (which disclosure may be made by the delivery to Lender of reports or other documents disclosing such transactions which are filed by the Borrower with the Securities and Exchange Commission) and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.9  Certain Accounting Changes. Change its Fiscal Year end, or
                   --------------------------
make any change in its accounting treatment and reporting practices except as required by GAAP.

     SECTION 10.10 Restrictive Agreements. Enter into any Debt which contains
                   ----------------------
any negative pledge on assets or any covenants more restrictive than the provisions of Articles 8, 9 and 10 hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

     SECTION 10.11 Flight Enterprises.  Permit Flight Enterprises to own
                   ------------------
any material assets or conduct any business.


                                  ARTICLE 11.

                             DEFAULT AND REMEDIES
                             --------------------

     SECTION 11.1  Events of Default. Each of the following shall constitute
                   -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans. The Borrower shall default in
         ----------------------------------------
any payment of principal of any Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Borrower shall default in the payment when
         ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

     (c) Misrepresentation. Any representation or warranty made or deemed to be
         -----------------
made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Covenants and Conditions. The Borrower or any
         --------------------------------------------------
Subsidiary thereof shall default in the performance or observance of (i) any term, covenant, condition or agreement contained in Article 7 or 8 hereof (excluding Section 7.5 hereof) and such default shall continued unremedied for thirty (30) days or (ii) any other term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document.

     (e) Hedging Agreement. Any termination payment shall be due by the Borrower
         -----------------
under any Hedging Agreement and such amount is not paid within three (3) Business Days of the due date thereof.

     (f) Debt Cross-Default. The Borrower or any of its Subsidiaries shall (i)
         ------------------
default in the payment of any Debt (other than the Obligations) which is outstanding in a principal amount of at least $200,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Obligations) which is outstanding in a principal amount of at least $200,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (g) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall
         --------------------
default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract beyond the period of grace if any, provided in such Material Contract.

     (h) Change in Control. Steve Bostic shall fail to beneficially own (within
         -----------------
the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof) shares of Capital Stock with the power to vote at least a majority of the votes entitled to be cast for the election of directors of the Borrower (it being understood that the shares of Capital Stock so owned by Steve Bostic need only represent a majority of the voting power of the Borrower and need not be a majority of the issued and outstanding shares of Capital Stock of the Borrower).

     (i) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary thereof
         -------------------------------
shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (j) Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be
         ---------------------------------
commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (k) Failure of Agreements. This Agreement or of any other Loan Document
         ---------------------
shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (l) Termination Event. The occurrence of any of the following events: (i)
         -----------------
the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

     (m) Judgment. A judgment or order for the payment of money which causes the
         --------
aggregate amount of all such judgments to exceed $250,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     SECTION 11.2  Remedies.  Upon the occurrence of an Event of Default, the
                   --------
Lender may, by notice to the Borrower:

     (a) Acceleration; Termination of Facilities. Declare the principal of and
         ---------------------------------------
interest on the Loans, the Note, the Reimbursement Obligations and the other Obligations at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence
                                            --------
of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

     (b) Letters of Credit. With respect to all Letters of Credit with respect
         -----------------
to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Lender an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired, been terminated or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired, been terminated or been fully drawn upon, the Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c) Rights of Collection. Exercise all of its other rights and remedies
         --------------------
under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 11.3  Rights and Remedies Cumulative; Non-Waiver; etc..   The
                   ------------------------------------------------
enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE 12.

                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1  Notices.
                   -------

     (a) Method of Communication. Except as otherwise provided in this
         -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the
         ---------------------
following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower:                  Edutrek International Inc.
                                          6600 Peachtree Dunwoody Road
                                          500 Embassy Row
                                          Atlanta, GA 30328
                                          Attention: Daniel D. Moore
                                          Telephone No.:  (404) 812-8200
                                          Telecopy No.:   (404) 965-8005

     With copies to:                      Smith Gambrell & Russell, LLP
                                          Suite 3100 Promenade II
                                          1230 Peachtree Street N.E.
                                          Atlanta, GA 30309
                                          Attention: Arthur Jay Schwartz, Esq.
                                          Telephone No.:  (404) 815-3632
                                          Telecopy No.:   (404) 685-6932

     If to Lender:                        First Union National Bank
                                          P.O. Box 740074
                                          Atlanta, GA 30374
                                          Attention: Tim King
                                          Telephone No.  (404) 225-4012
                                          Telecopy No.:  (404) 225-4286

     With copies to:                      Troutman Sanders LLP
                                          600 Peachtree Street N.E.
                                          Suite 5200
                                          Atlanta, GA 30308
                                          Attention:  Hazen H. Dempster, Esq.
                                          Telephone No.:  (404) 885-3126
                                          Telecopy No.:   (404) 885-3995


     (c) Lender's Office. The Lender hereby designates its office located at the
         ---------------
address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the Lender's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit will be issued.

     SECTION 12.2  Expenses; Indemnity. The Borrower will (a) pay all out-of-
                   -------------------
pocket expenses of the Lender in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all due diligence expenses and reasonable fees and disbursements of counsel for the Lender, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Lender and (iii) the administration and enforcement of any rights and remedies of the Lender under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Lender, and its parent, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 12.3  Set-off. In addition to any rights now or hereafter granted
                   -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lender in accordance with Section 12.10 is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     SECTION 12.4  Governing Law. This Agreement, the Note and the other Loan
                   -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

     SECTION 12.5  Consent to Jurisdiction. The Borrower hereby irrevocably
                   -----------------------
consents to the personal jurisdiction of the state and federal courts located in Fulton County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Agreement, the Note or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property in the manner specified in Section 12.1. Nothing in this Section 12.5 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 12.6  Binding Arbitration; Waiver of Jury Trial.
                   -----------------------------------------

     (a) Binding Arbitration. Upon demand of any party, whether made before or
         -------------------
after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Atlanta, Georgia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be
                                 -- ---
applicable to claims of less than $250,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (b) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE LENDER AND THE BORROWER
         ----------
HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS

TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies.  Notwithstanding the preceding
         --------------------------------
binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 12.7  Reversal of Payments.  To the extent the Borrower makes a
                   --------------------
payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

     SECTION 12.8  Injunctive Relief; Punitive Damages.
                   -----------------------------------

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. Therefore, the Borrower agrees that the Lender, at its option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Lender and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

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

     (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 12.9  Accounting Matters. All financial and accounting
                   ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Lender to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lender shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 12.10  Successors and Assigns; Confidentiality.
                    ---------------------------------------

     (a) Benefit of Agreement. This Agreement shall be binding upon and inure to
         --------------------
the benefit of the Borrower, the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

     (b) Disclosure of Information; Confidentiality.  The Lender shall hold all
         ------------------------------------------
non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with its customary procedures for handling confidential information. Lender may, in connection with any assignment, proposed assignment, participation or proposed participation of the Obligations or this Agreement, disclose to the assignee, participant. proposed assignee or proposed participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, that prior to any such
                                        --------
disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or the Lender to preserve the confidentiality of any confidential information relating to the Borrower received from the Lender.

     SECTION 12.11  Amendments, Waivers and Consents. Any term, covenant,
                    --------------------------------
agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lender, and any consent given by the Lender, if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, signed by the Borrower.

     SECTION 12.12  Performance of Duties. The Borrower's obligations under
                    ---------------------
this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 12.13  All Powers Coupled with Interest.  All powers of attorney
                    --------------------------------
and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 12.14  Survival of Indemnities. Notwithstanding any termination
                    -----------------------
of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

     SECTION 12.15  Titles and Captions. Titles and captions of Articles,
                    -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 12.16  Severability of Provisions   Any provision of this Agreement
                    --------------------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.17  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 12.18  Term of Agreement. This Agreement shall remain in effect
                    -----------------
from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above


[CORPORATE SEAL]                        EDUTREK INTERNATIONAL, INC.



                                        By:_________________________
                                           R. Steven Bostic:
                                           Chairman of the Board and CEO


                                        Attest:_____________________
                                                Douglas Chait
                                                Secretary



                                        FIRST UNION NATIONAL BANK

                                        By:_________________________
                                         Name:______________________
                                         Title:_____________________

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